                                                          Exhibit No. EX. 99.e.1

                   Amended and Restated Distribution Agreement

                                     between

                                THE OLSTEIN FUNDS

                                       and

                        OLSTEIN CAPITAL MANAGEMENT, L.P.

     THIS AGREEMENT made on the 18th day of August,  1995,  amended and restated
on the 29th day of July, 1998,  September 29, 2004, and subsequently amended and restated  effective on the 1st day of October  2007,  between The Olstein  Funds
(the "Trust"),  a Delaware statutory trust and Olstein Capital Management,  L.P.
(formerly,  Olstein &  Associates,  L.P.)  ("Olstein"),  a  limited  partnership organized under the laws of the State of New York.

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue an unlimited  number of shares of beneficial  interest,  par value  $0.001  per share in one or more  classes or series  ("Shares"),  and has registered such Shares for public offering and distribution under the Securities
Act of 1933 (the "1933 Act") and any applicable state securities laws; and

     WHEREAS,  Olstein is engaged in the business of promoting the  distribution of the securities of investment companies, is a member of the Financial Industry
Regulatory  Authority (the "FINRA") and is registered as a  broker-dealer  under the Securities Exchange Act of 1934 (the "1934 Act") and in various states; and

     WHEREAS,  the Trust  wishes to employ the  services  of Olstein as the sole principal underwriter and national distributor of the Shares, and Olstein wishes to provide such services.

     NOW,  THEREFORE,  in  consideration of the mutual promises and undertakings herein contained, the parties agree to amend as follows:

     1. Sale of Shares.  During the term of this  Agreement  the Trust grants to
Olstein the right to sell on its behalf  Shares of all series and classes of the
Trust, now or hereafter created, subject to the registration requirements of the
1933 Act, and of the laws  governing the sale of  securities  in various  states
(the  "Blue Sky  Laws")  under the terms and  conditions  set forth  herein.  In connection  therewith,  Olstein  (i) shall  have the right to sell,  as agent on behalf of the Trust,  Shares  authorized for issue and registered under the 1933
Act and applicable Blue Sky Laws; (ii) shall sell such Shares only in compliance with  applicable  law,  the terms set forth in the Trust's  currently  effective registration  statement,  and in accordance with any Plan of Distribution of the
Trust for each  series and  class,  as may be in effect  from time to time,  and further in compliance with any limitations  which may be imposed by the Trustees of the Trust. Olstein is not obligated to sell any specific number of Shares.

     2. Selling Dealer Agreements.  Subject to the supervisory  authority of the
Trustees of the Trust, and on such terms as are authorized by the Trust, Olstein may enter into  selling  dealer  agreements  with  selected  dealers  and others
("Selling  Dealers") for the provision of distribution  services  related to the sale of Trust Shares as well as other shareholder services as agreed by affected parties. Olstein will act only as principal in entering into such selling dealer agreements.

     3. Sale of Shares by the  Trust.  The rights  granted  to Olstein  shall be non-exclusive  in that the  Trust  reserves  the  right to sell  its  Shares  to investors on applications received and accepted by the Trust. Further, the Trust reserves  the  right to issue  Shares  in  connection  with  (a) the  merger  or consolidation  of the assets of, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company;
(b) the payment or reinvestment of dividends or distributions;  or (c) any offer of exchange permitted by Section 11 of the 1940 Act.

     4. Shares  Covered by this  Agreement.  This  Agreement  shall apply to all
Shares of the Trust,  all Shares of the Trust held in its  treasury in the event that in the  discretion  of the Trust  treasury  Shares  shall be sold,  and all
Shares of the Trust repurchased for resale.

     5. Public Offering Price.  Except as otherwise noted in the Trust's current
Prospectus (the "Prospectus") or Statement of Additional Information (the "SAI")
with  respect to each series and class,  all Shares sold to investors by Olstein or the Trust  will be sold at the public  offering  price.  The public  offering price for all accepted subscriptions will be the net asset value per share, plus any applicable  sales charge on such Shares,  determined in the manner described in the Trust's current  Prospectus or SAI with respect to the applicable  series and  class.  The Trust  shall in all cases  receive  not less than the net asset value per share on all sales.

     6.  Suspension  of Sales.  If and whenever the  determination  of net asset value is suspended and until such  suspension is  terminated,  no further orders for Shares shall be processed by Olstein except such unconditional orders placed with Olstein before it had knowledge of the suspension.  In addition,  the Trust reserves the right to suspend  sales and Olstein's  authority to process  orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so.  Suspension  will continue for such period as may be determined by the Trust.  In addition,  the Trust and Olstein  reserve the right to reject any purchase order.

     7.  Solicitation  of Sales.  In  consideration  of these rights  granted to
Olstein, Olstein agrees to use all reasonable efforts, consistent with its other businesses, to secure purchasers for Shares of the Trust. This shall not prevent
Olstein from entering into like arrangements  (including  arrangements involving the payment of underwriting  commissions) with other issuers.  Olstein agrees to use all  reasonable  efforts  to ensure  that  taxpayer  identification  numbers provided for shareholders of the Trust are correct.

     8.  Authorized  Representations.  Olstein is not authorized by the Trust to give any information or to make any  representations  other than those contained in the appropriate registration statements, Prospectuses or SAI's filed with the
Securities  and Exchange  Commission  (the "SEC") under the 1933 Act or with the states  under  applicable  Blue  Sky  Laws (as  those  registration  statements,
Prospectuses  and SAI's may be  amended  from time to  time),  or  contained  in shareholder  reports or other  material  that may be prepared by or on behalf of the Trust for Olstein's use. This shall not be construed to prevent Olstein from preparing and distributing,  in compliance with applicable laws and regulations, sales  literature  or other  material as it may deem  appropriate.  Olstein will furnish  or cause to be  furnished  copies  of such  sales  literature  or other material to the  President  of the Trust or his or her designee and will provide that designee with a reasonable  opportunity to comment on it. Olstein agrees to take  appropriate  action to cease using such sales literature or other material to which the Trust reasonably  objects as promptly as practicable  after receipt of the objection.

     9.  Registration  of Shares.  The Trust agrees that it will take all action necessary to register under the 1933 Act. Shares which are to be made subject to any public offering or sale (subject to the necessary  approval,  if any, of its shareholders)  and to  arrange  for  such  Shares  to be  available  for sale in relevant  states,  so that there will be available for sale the number of Shares
Olstein may  reasonably be expected to sell.  The Trust shall furnish to Olstein copies of all information,  financial  statements and other papers which Olstein may reasonably  request for use in connection with the distribution of Shares of the Trust.

     10.  Repurchase  of Shares.  Olstein,  as agent and for the  account of the
Trust, may repurchase Shares offered for resale to it, and redeem such Shares at their net asset value.

     11. Expenses, Compensation and Reimbursement.

          (a)  The Trust shall pay all fees and expenses:

               (i) in  connection  with  the  preparation,  setting  in type and filing of any  registration  statement,  Prospectus  and SAI under the
          1933 Act, and any  amendments  thereto,  for the  registration  of its
          Shares;

               (ii) in connection with the  qualification  of Shares for sale in the various states in which the Board of Trustees (the  "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale
          (including  registering  the Trust or any series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

               (iii) of  preparing,  setting in type,  printing  and mailing any report or other  communication  to  shareholders of the Trust in their capacity as such; and

               (iv)  of  preparing,   setting  in  type,  printing  and  mailing
          Prospectuses,  SAI's,  and any supplements  thereto,  sent to existing shareholders.

          (b)  Olstein shall pay costs of:

               (i) printing  and  distributing  Prospectuses,  SAI's and reports prepared  for its use in  connection  with the  offering of Shares for sale to the public;

               (ii) any other literature used in connection with such offering;

               (iii) advertising in connection with such offering including, but not limited to public relations services,  sales presentations,  media charges,  and  preparation,  printing and mailing of  advertising  and sales literature;  data processing necessary to support a distribution effort;  printing and mailing  prospectuses to prospective  investors;
          sales   commissions;   and  distribution  and  shareholder   servicing
          activities of broker-dealers and other financial institutions; and

               (iv) filing fees  required by  regulatory  authorities  for sales literature and advertising materials and any additional  out-of-pocket expenses  incurred  in  connection  with these and any other  costs of distribution.

          (c)  In addition to the services described above, Olstein will provide services including  assistance in the production of marketing and advertising  materials  for the sale of  Shares  of the Trust and
               Olstein  will  review  them  for   compliance   with   applicable
               regulatory requirements,  and submit them for required regulatory review.

          (d)  In  connection  with the services to be provided by Olstein under this  Agreement,  Olstein  shall  receive  from  the  Trust  such underwriting  discounts as shall be authorized  from time to time with  respect to the sale of Shares,  such  payments  as shall be authorized  to be  paid  by the  Trust  pursuant  to any  Plan of
               Distribution  adopted by the Trust in accordance  with Rule 12b-1 under the 1940 Act,  and  reimbursement  of such  expenses of the
               Trust as may be paid by Olstein from time to time.

          (e)  In  connection  with the services to be provided by Olstein under this  Agreement,  and  payments  to be made  and  expenses  to be incurred by the parties under this  Agreement,  Olstein agrees to provide to the Board of Trustees of the Trust such information as may be required to be reviewed by the  Trustees  under Rule 12b-1 of the 1940 Act,  including such financial  information as may be
               required  in  connection  with  the  adoption,   supervision,  or
               continuation  of any Plan of Distribution of the Trust under such rule, or the adoption of any budget thereunder.

     12. Indemnification.

          (a)  The Trust agrees to indemnify and hold  harmless  Olstein and its employees,  along with its general  partner and the directors and officers of the  general  partner  against  any loss,  liability, claim,  damages  or expense  (including  the  reasonable  cost of investigating  or defending any alleged loss,  liability,  claim, damages,  or expense  and  reasonable  counsel  fees  incurred in connection  therewith)  arising by reason of any person acquiring any Shares of  beneficial  interest of the Trust,  based upon the
               1933  Act or any  other  statute  or  common  law,  alleging  any
               wrongful   act  of  the  Trust  or  any  of  its   employees   or
               representatives,  or based upon the grounds that the registration statements,  Prospectuses,  SAI's,  shareholder  reports or other information  filed or made  public  by the Trust (as from time to time amended)  included an untrue statement of a material fact or omitted  to  state a  material  fact  required  to be  stated  or necessary  in  order  to  make  the  statements  not  misleading.
               However, the Trust does not agree to indemnify Olstein or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with,  information  furnished to the Trust in writing by or on behalf of  Olstein.  In no case (i)
               is the  indemnity  of the Trust in favor of Olstein or any person indemnified to be deemed to protect Olstein or any person against any  liability  to the  Trust or its  security  holders  to which
               Olstein or such person  would  otherwise  be subject by reason of willful  misfeasance,  bad faith or  ordinary  negligence  in the performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this  Agreement,  or (ii) is the Trust to be liable under its indemnity agreement contained in this section  with respect to any claim made against  Olstein any person  indemnified unless Olstein or person, as the case may be, shall have  notified  the Trust in writing of the claim  within a
               reasonable   time  after  the  summons  or  other  first  written
               notification  giving information of the nature of the claim shall have been served upon Olstein or any such person or after Olstein or such  person  shall  have  received  notice of  service on any designated  agent.  However,  except to the  extent  the Trust is harmed  thereby,  failure to notify the Trust of any claim  shall not  relieve  the  Trust  from  any  liability  which it may have
               Olstein or any person  against whom such action is brought  other than on  account of its  indemnity  agreement  contained  in this section.  The Trust shall be entitled to  participate  at its own expense  in the  defense,  or, if it so  elects,  to  assume  the defense of any suit  brought to enforce  any  claims,  but if the
               Trust  elects  to  assume  the  defense,  the  defense  shall  be conducted by counsel chosen by it and  satisfactory to Olstein or person or persons,  defendant or  defendants  in the suit. In the event the Trust  elects to  assume  the  defense  of any suit and retain  counsel,  Olstein,  officers or  trustees or  controlling person(s) or  defendant(s)  in the suit,  shall bear the fees and expenses of any additional counsel retained by them. If the Trust does  not  elect to  assume  the  defense  of any  suit,  it will reimburse Olstein,  officers or trustee or controlling  person(s)
               or defendant(s) in the suit, for the reasonable fees and expenses of any  counsel  retained  by them.  The  Trust  agrees to notify
               Olstein  promptly  of  the  commencement  of  any  litigation  or proceedings  against it or any of its  officers  or  Trustees  in connection with the issuance or sale of any of the Shares.

          (b)  Olstein also covenants and agrees that it will indemnify and hold harmless the Trust and each of its trustees and officers and each person,  if any,  who  controls  the Trust  within the meaning of
               Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense  (including the reasonable cost of investigating or  defending  any alleged  loss,  liability,  damages,  claim or expense  and  reasonable  counsel  fees  incurred  in  connection therewith)  arising by reason of any person acquiring any Shares, based  upon the 1933 Act or any  other  statute  or  common  law,
               alleging   any   wrongful   act  of   Olstein   from  which  such
               indemnification   is  sought,   or  any  of  its   employees   or
               representatives,  or alleging that the  registration  statements,
               Prospectuses,  SAI's,  shareholder  reports or other  information filed or made public by the Trust (as from time to time  amended)
               included  an untrue  statement  of a material  fact or omitted to state a material fact required to be stated or necessary in order to make the statements not  misleading,  insofar as the statement or omission was made in reliance  upon,  and in conformity  with, information  furnished in writing to the Trust by or on behalf of
               Olstein from which such indemnification is sought. In no case (i)
               is the  indemnity  of Olstein in favor of the Trust or any person indemnified  to be deemed  to  protect  the  Trust or any  person against any  liability  to which the Trust or such  person  would otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties or by reason of its  reckless  disregard of its  obligations  and duties under this Agreement,  or (ii) Olstein to be liable under its indemnity agreement  contained  in this  section  with respect to any claim made against the Trust or any person indemnified unless the Trust or person,  as the case may be,  shall have  notified  Olstein in writing of the claim within a  reasonable  time after the summons or other first written  notification  giving  information  of the nature of the claim  shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated  agent.  However,  failure to notify  Olstein of any claim shall not relieve  Olstein  from any liability  which it may have to the Trust or any  person  against whom the action is brought other than on account of its indemnity agreement contained in this section. In the case of any notice to
               Olstein, it shall be entitled to participate, at its own expense, in the defense or, if it so elects,  to assume the defense of any suit  brought to enforce  any  claims,  but if Olstein  elects to assume the  defense,  the defense  shall be  conducted by counsel chosen by it and  satisfactory  to the Trust, to its officers and trustees and to any controlling person(s) or any defendants(s) in the suit.  In the event  Olstein  elects to assume the defense of any suit and retain counsel,  the Trust or controlling  person(s)
               or defendant(s) in the suit,  shall bear the fees and expenses of any  additional  counsel  retained by them.  If Olstein  does not elect to assume the defense of any suit,  it will  reimburse  the
               Trust,  its  officers  or  Trustees,   controlling  person(s)  or
               defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them.  Olstein agrees to notify the Trust promptly of the  commencement  of any  litigation or  proceedings against  it in  connection  with the issue and sale of any of the
               Shares.

     13.  Liability of Olstein.  Olstein  shall not be liable for any damages or loss  suffered  by the  Trust in  connection  with  the  matters  to which  this
Agreement relates, except for damage or loss resulting from willful misfeasance, bad faith or gross negligence on Olstein's part in the performance,  or reckless disregard,  of its duties under this Agreement.  Any person, even though also an officer,  partner,  employee or agent of Olstein, or any of its affiliates,  who may be or become an  officer  of the  Trust,  shall be  deemed,  when  rendering services to or acting on any business of the Trust in any such  capacity  (other than  services  or business  in  connection  with  Olstein's  duties  under this
Agreement),  to be rendering such services to or acting solely for the Trust and not as an  officer,  partner,  employee  or agent or one  under the  control  or direction  of  Olstein or any of its  affiliates,  even if paid by Olstein or an affiliate thereof.

     14. Acts of God,  Equipment  Failure.  Olstein  shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control,  including  but not limited to acts of civil or military authority,  national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection,  war, riot or failure of communication or power supply. In addition,  in the  event  of  equipment  breakdowns  which  are (i)  beyond  the reasonable control of Olstein and (ii) not primarily attributable to the failure of  Olstein  to  reasonably  maintain  or provide  for the  maintenance  of such equipment, Olstein shall, at no additional expense to the Trust, take reasonable steps  in good  faith  to  minimize  service  interruptions  but  shall  have no liability with respect thereto.

     15. Effectiveness, Termination.

          (a)  This Agreement shall become effective  October 1, 2007 and unless terminated as provided, shall continue from year to year (through
               September 30 of each year),  provided  continuance is approved at least  annually  by  either  (i) the  vote of a  majority  of the
               Trustees  of the  Trust,  or by the  vote  of a  majority  of the outstanding  voting securities of the Trust, and (ii) the vote of a majority of those  Trustees of the Trust who are not interested persons of the Trust and who are not parties to this Agreement or interested  persons  of any  party,  cast in  person at a meeting called for the purpose of voting on the approval.

          (b)  This Agreement shall automatically  terminate in the event of its assignment.  As  used in  this  Section,  the  terms  "vote  of a majority of the outstanding voting securities,"  "assignment" and
               "interested  person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.

          (c)  In addition to termination  by failure to approve  continuance or by  assignment,  this  Agreement  may at any  time be  terminated without the payment of any  penalty,  on not less than sixty (60)
               days written  notice,  by the Trust (by the vote of a majority of the  Trustees  of the  Trust,  or by  vote of a  majority  of the outstanding  voting securities of the Trust or an affected series of the Trust) or by Olstein.

     16.  Amendments.  Olstein and the Trust shall  regularly  consult with each other regarding  Olstein's  performance of its obligations and its  compensation under the foregoing provisions.  In connection therewith, the Trust shall submit to Olstein at a reasonable  time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits)
under the 1933 Act, and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented  forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in Olstein's obligations under the foregoing provisions shall be subject to the burdened  party's  approval,  which shall not be  unreasonably withheld.  In the event  that a change in such  documents  or in the  procedures contained  therein  increases  the cost or  potential  liability  to  Olstein in performing  its  obligations  hereunder  by more than an  insubstantial  amount,
Olstein shall be entitled to receive reasonable compensation therefor.

     This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved (i)
by the  Trustees  of the Trust,  or by a vote of a majority  of the  outstanding voting  securities of the Trust,  and (ii) by vote of a majority of the Trustees of the Trust who are not  interested  persons of Olstein or of the Trust cast in person at a meeting called for the purpose of voting on such amendment.

     17.  Notice.  Any  notice  under this  Agreement  shall be given in writing addressed to the party  intended to receive such notice.  Any notice may be hand delivered,  or may be sent by registered or certified mail, postage prepaid,  to the receiving party, at its principal place of business.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19.  Governing  Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter  enacted, as the  same  may be  amended  from  time  to  time,  this  Agreement  shall  be administered,  construed  and  enforced  according  to the laws of the  State of
Delaware.

     20. Shareholder Liability. Olstein acknowledges that it has received notice of and accepts the  limitations of liability set forth in the Trust's  Agreement and Declaration of Trust. Olstein agrees that the Trust's obligations  hereunder shall be  limited  to the  assets of the  Trust,  and that  Olstein  shall  have recourse  solely  against  the  assets of the series  with  respect to which the
Trust's  obligations  hereunder  relate and shall have no  recourse  against the assets of any  other  series  or  against  any  shareholder,  Trustee,  officer, employee, or agent of the Trust.

     21.  Miscellaneous.  Each party  agrees to perform  such  further  acts and execute such  further  documents as are  necessary  to  effectuate  the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the  provisions  hereof or otherwise affect  their  construction  or effect.  This  Agreement  may be executed in two counterparts,  each of which taken  together  shall  constitute one and the same instrument.

     22. Anti-Money Laundering.

          (a)  The  parties  acknowledge  that  compliance  with the  anti-money laundering  programs,  when fully and  properly  implemented  and enforced by each party, are critical to preventing the Trust from being used for money laundering  purposes or for the financing of terrorist activities, and that the Trust is relying on Olstein to prevent, detect and report suspected money laundering activity in
               connection   with  Trust   shareholder   transactions   that  are
               facilitated by Olstein.

          (b)  Olstein  agrees to develop,  maintain  and  implement,  and shall cause any agents or  representatives  of Olstein  used to perform
               services   under  the   Agreement  to  maintain,   an  anti-money
               laundering  policies  and  procedures  that  comply with the Bank
               Secrecy  Act of 1970 and Title III of the USA PATRIOT Act of 2001
               (the "USA Patriot  Act") and the  implementing  regulations  (the
               "AML Rules") applicable to the Trust (the "AML Procedures").

          (c)  Olstein  acknowledges  that t he Trust  will not have  access  to detailed  information  about the beneficial owners of the Trust's shares.  Accordingly,  Olstein  agrees to provide  prompt written notification  to the Trust of: (i) any known or  suspected  money laundering  activity in connection with the Trust; (ii) any known or suspected  violations of the AML Rules in connection  with the
               Trust;  (iii) any reports  received by the  Distributor  from any federal regulator(s)  pertaining to material  non-compliance with the AML Rules in connection  with the Trust;  and (iv) any action taken in response to (i) through (iii).

          (d)  Each party agrees not to disclose to any third party,  other than a federal law  enforcement or regulatory  agency,  or the Trust's investment  manager,  any  information  pertaining  to  suspected money-laundering  activity  that either  party may provide to the other  party  or to any  federal  or  state  law  enforcement  or regulatory agency.

          (e)  Olstein shall permit the Trust's chief  compliance  officer,  the
               Trust's  anti-money  laundering  compliance  officer  and federal regulators to: (i) access such information and records maintained by Olstein  that relate to  Olstein's  implementation  of the AML
               Procedures  on behalf of the Trust;  and (ii)  inspect  Olstein's implementation of the AML Procedures on behalf of the Trust.

     IN WITNESS  WHEREOF,  the parties have  executed  this Amended and Restated
Distribution Agreement.

                              THE OLSTEIN FUNDS

                              /s/ Robert A. Olstein
                              By:  Robert A. Olstein, President

                              OLSTEIN CAPITAL MANAGEMENT, L.P.

                              By:  Olstein Advisers, LLC, General Partner

                              /s/ Robert A. Olstein
                              Robert A. Olstein, President